As filed with the Securities and Exchange Commission on December 19, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

PICO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2723335 (I.R.S. Employer Identification Number)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(858) 456-6022
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
__________________

Maxim C.W. Webb
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary
7979 Ivanhoe Avenue, Suite 300
La Jolla, CA 92037
(858) 456-6022
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Jason L. Kent, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000
_____________________
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)
_____________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                        Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	(2)	(3)	(3)	--
Preferred Stock	(2)	(3)	(3)	--
Debt Securities	(2)	(3)	(3)	--
Warrants	(2)	(3)	(3)	--
Total	(2)	(3)	$400,000,000	$46,480 (4)

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.

(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $400,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $400,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)	Previously paid.
__________________________________________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment No. 1”) to Registration Statement on Form S-3, initially filed with the Securities and Exchange Commission on November 14, 2014 (the “Registration Statement”), is being filed to refile Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, the exhibit index and Exhibit 23.1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$46,480
Accounting fees and expenses	100,000
Legal fees and expenses	150,000
Transfer agent fees and expenses	5,000
Trustee fees and expenses	15,000
Printing and miscellaneous expenses	20,000
Total	$336,480

Item 15. Indemnification of Officers and Directors
Pursuant to provisions of the California General Corporation Law (the “CGCL”), the registrant’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) includes a provision which eliminates the personal liability of its directors to the registrant and its shareholders for monetary damages to the fullest extent permissible under California law.  This limitation has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interest of the registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the registrant or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (concerning a director’s liability for improper distributions, loans and guarantees).  The provision does not eliminate liability of a director for any acts or omissions which occurred prior to November 18, 1988, the effective date of the registrant’s amended Articles of Incorporation including such provision, and it does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the Board of Directors.  Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the registrant’s shareholders for any violation of a director’s fiduciary duty to the registrant or its shareholders.
The registrant’s Articles of Incorporation also include a section authorizing the registrant to indemnify its officers, directors and other agents through bylaw provisions, agreements with such agents, vote of shareholders or otherwise in excess of the indemnification permitted by Section 317 of the CGCL, subject only to the limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.  The registrant has entered into agreements with its executive officers and directors to provide indemnity to such persons to the maximum extent permitted under applicable law.

The registrant’s Amended and Restated Bylaws expressly provide that the registrant shall have the right to purchase and maintain insurance against any liability asserted against or incurred by officers, directors and other agents, whether or not the registrant would have the power to indemnify such person against the liability insured against.  The registrant has obtained directors and officers liability and company reimbursement insurance policies, referred to as the D & O Policies.  The D & O Policies are subject to customary exclusions.
Section 317 of the CGCL makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, against such liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on May 19, 2009.
4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.3 to Registration Statement File No. 333-198065.
4.2(1)	Form of Indenture, between the Registrant and one or more trustees to be named
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5(1)	Form of Common Stock Warrant Agreement and Warrant Certificate
4.6(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.7(1)	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.8*	Form of Specimen Preferred Stock Certificate and Certificate of Determination of Preferred Stock
5.1(1)	Opinion of Cooley LLP
12.1(1)	Statement Regarding Computation of Ratios
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2(1)	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1(1)	Power of Attorney
25.1*	Statement of Eligibility of Trustee under the Indenture
____________________

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(1)	Previously filed with the Registration Statement on Form S-3 (file No. 333-200222) filed with the Securities and Exchange Commission on November 14, 2014.

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 19 day of December, 2014.

PICO Holdings, Inc.

By:	/s/ Maxim C.W. Webb
Maxim C.W. Webb
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURE	TITLE

December 19, 2014	/s/ John R. Hart*	Chief Executive Officer, President, and Director
	John R. Hart	(Principal Executive Officer)

December 19, 2014	/s/ Maxim C.W. Webb	Executive Vice President, Chief Financial Officer, Treasurer, and Secretary
	Maxim C.W. Webb	(Principal Financial Officer)
December 19, 2014	/s/ John T. Perri	Vice President, Chief Accounting Officer
	John T. Perri	(Principal Accounting Officer)
December 19, 2014	/s/ Kristina M. Leslie*	Chairman of the Board of Directors
Kristina M. Leslie

December 19, 2014	/s/ Robert G. Deuster*	Director
Robert G. Deuster

December 19, 2014	/s/ Carlos C. Campbell*	Director
Carlos C. Campbell

December 19, 2014	/s/ Kenneth J. Slepicka*	Director
Kenneth J. Slepicka

December 19, 2014	/s/ Julie H. Sullivan, Ph.D.*	Director
Julie H. Sullivan, Ph.D.

December 19, 2014	/s/ Michael J. Machado*	Director
Michael J. Machado

* Pursuant to Power of Attorney

By: /s/ Maxim C.W. Webb
Maxim C.W. Webb
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
3.2	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on May 19, 2009.
4.1	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.3 to Registration Statement File No. 333-198065.
4.2(1)	Form of Indenture, between the Registrant and one or more trustees to be named
4.3*	Form of Senior Note
4.4*	Form of Subordinated Note
4.5(1)	Form of Common Stock Warrant Agreement and Warrant Certificate
4.6(1)	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.7(1)	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.8*	Form of Specimen Preferred Stock Certificate and Certificate of Determination of Preferred Stock
5.1(1)	Opinion of Cooley LLP
12.1(1)	Statement Regarding Computation of Ratios
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2(1)	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1(1)	Power of Attorney
25.1*	Statement of Eligibility of Trustee under the Indenture
____________________
* To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(1) Previously filed with the Registration Statement on Form S-3 (file No. 333-200222) filed with the Securities and Exchange Commission on November 14, 2014.